EXHIBIT 99.1

News Release	Corporate Communications	Phone: 952-351-3087
	MN01-1030	Fax: 952-351-3009
5050 Lincoln Drive
Edina, MN 55436

For Immediate Release

Media Contact:	Investor Contact:

Bryce Hallowell	Steve Wold
Phone: 952-351-3087	Phone: 952-351-3056
E-mail: bryce.hallowell@atk.com	E-mail: steve.wold@atk.com

ATK THIRD-QUARTER EARNINGS REACH $1.26 PER SHARE

ATK NARROWS FY06 EPS GUIDANCE TO UPPER END OF RANGE
AND ISSUES FY07 GUIDANCE

SALES INCREASE 12 PERCENT TO $770 MILLION

STRONG OPERATING CASH FLOW YEAR-TO-DATE REACHES $145
MILLION

ATK RECEIVES AUTHORIZATION TO REPURCHASE UP TO FIVE MILLION SHARES

Minneapolis, February 2, 2006 – Alliant Techsystems (NYSE: ATK) reported third-quarter fiscal year 2006 earnings per share of $1.26 versus $1.25 a year ago.  The prior year quarter included a reported one-time benefit of 8 cents related to the settlement of tax matters.  Sales for the third-quarter, which ended January 1, rose to $770 million, reflecting 12 percent organic growth.  Orders in the quarter were $812 million.

Earnings per share for the first nine months of the fiscal year increased 21 percent to $3.34 from $2.76 a year ago.  Sales rose 15 percent to $2.3 billion versus $2.0 billion in the previous year.  The company’s EBIT margin (earnings before interest and income taxes as a percent of sales) rose to 10.3 percent, up from 10.1 percent the year prior.  Year-to-date operating cash rose to $145 million versus $106 million a year ago, benefiting from higher profits and the timing of compensation accrual payouts.  These were partially offset by higher taxes.

Share Repurchase Authorization

Since the beginning of the current fiscal year, ATK has repurchased 1,281,000 shares of stock for $96 million under its existing authorization.  The ATK Board of Directors has authorized the repurchase of up to an additional five million shares of stock at the company’s discretion.  The new authorization is effective until January 31, 2008.

Operations Review

ATK Thiokol sales rose 12 percent to $229 million versus $204 million last year.  The increase reflects additional revenue from strategic missile programs.

Ammunition Group sales increased 23 percent to $266 million from $215 million in the previous year.  The increase was driven by strong small- and medium-caliber ammunition sales growth, as well as increased commercial ammunition sales.

Precision Systems Group sales rose 4 percent to $128 million from $123 million a year ago.  Increased sales from advanced weapons such as the precision guided mortar munition (PGMM) and advanced anti-radiation guided missile (AARGM) were partially offset by reduced revenues from barrier systems and the planned decline in revenues related to relocating the company’s fuze operations to West Virginia.  The company has now resumed normal fuze production and expects revenues to increase in the fourth quarter.

Sales in the Advanced Propulsion and Space Systems Group rose slightly to $110 million, reflecting higher revenues in missile defense programs, partially offset by lower revenues in military aircraft composite structures.

Recent business highlights:

•                  Initiated development of a First Stage for NASA’s next-generation Crew Launch Vehicle

•                  Received $43 million contract for Mk 90 rocket propellant

•                  Received $166 million order for small-caliber ammunition

•                  Completed successful preliminary design review for the Precision Guided Mortar Munition

•                  Achieved successful static-test firing of a second-stage Kinetic Energy Interceptor rocket motor

•                  Welcomed the Italian Ministry of Defense as a partner on the Advanced Anti-Radiation Guided Missile (AARGM) program

•                  Successfully flight-tested a missile-configured hypersonic scramjet

•                  Conducted a successful intercept flight-test of the U.S. Navy’s Standard Missile-3

FY06 and FY07 Guidance

With increased visibility into full-year operating results, ATK is narrowing its FY06 earnings per share guidance to a range of $4.55 to $4.58 on sales of approximately $3.1 billion.  The company continues to expect to generate operating cash of approximately $240 million, and capital expenditures of approximately $70 million.

By April 1, 2006, the company will adopt new accounting rules related to expensing stock option grants as mandated by Statement of Financial Accounting Standards No. 123(R).  The company currently estimates that the new standard will result in an approximate 26-cent per-share charge to FY07 earnings.  Including the impact of SFAS 123(R), ATK expects FY07 earnings per share to be in the range of $4.65 to $4.80.  This estimate also includes increased pension expenses of approximately $24 million.  The company currently expects pension expenses to be flat to lower in years after FY07.  ATK expects FY07 sales of more than $3.3 billion and operating cash in excess of $240 million.  Capital expenditures are anticipated to be approximately $70 million.

ATK is a $3.1 billion advanced weapon and space systems company employing approximately 15,000 people in 23 states.   News and information can be found on the Internet at www.atk.com.

Certain information discussed in this press release constitutes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Although ATK believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those factors are: changes in governmental spending, budgetary policies and product sourcing strategies; the company’s competitive environment; the terms and timing of awards and contracts; ATK’s access to capital markets and the costs thereof; actual pension asset returns and assumptions regarding future returns, discount rates and service costs; and economic conditions.  ATK undertakes no obligation to update any forward-looking statements. For further information on factors that could impact ATK, and statements contained herein, reference should be made to ATK’s filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K, and ATK’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005.

Webcast Information:  ATK will webcast its investor conference call on FY06 third-quarter results and the financial outlook at 10:30 a.m. Eastern Time today.  The live audio webcast will be available on the Investor Relations page of ATK’s web site at www.atk.com.  Information about downloading free Windows Media Player software, which is required to access the webcast, is available on the website.  For those who cannot participate in the live webcast, a telephone recording of the conference call will be available for one month after the call.  The telephone number is 719-457-0820, and the confirmation code is 2057442.

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ALLIANT TECHSYSTEMS INC.

CONSOLIDATED INCOME STATEMENTS

	QUARTERS ENDED		NINE MONTHS ENDED
(In thousands except per share data)	January 1, 2006	January 2, 2005	January 1, 2006	January 2, 2005
Sales	$770,029	$684,493	$2,299,113	$2,001,938
Cost of sales	614,315	546,637	1,859,551	1,629,570
Gross profit	155,714	137,856	439,562	372,368
Operating expenses:
Research and development	11,024	10,242	35,101	23,471
Selling	19,527	16,732	56,812	51,994
General and administrative	37,001	28,979	111,042	95,215
Total operating expenses	67,552	55,953	202,955	170,680
Income before interest, income taxes, and minority interest	88,162	81,903	236,607	201,688
Interest expense	(17,189)	(17,492)	(51,703)	(48,024)
Interest income	573	162	941	645
Income before income taxes and minority interest	71,546	64,573	185,845	154,309
Income tax provision	24,323	16,621	61,039	48,741
Income before minority interest	47,223	47,952	124,806	105,568
Minority interest, net of income taxes	124	104	335	248
Net income	$47,099	$47,848	$124,471	$105,320

Earnings per common share:
Basic	$1.28	$1.27	$3.39	$2.80
Diluted	1.26	1.25	3.34	2.76

Weighted-average number of common shares outstanding:
Basic	36,714	37,718	36,716	37,576
Diluted	37,283	38,242	37,306	38,132

ALLIANT TECHSYSTEMS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands except share data)	January 1, 2006	March 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$39,223	$12,772
Net receivables	648,862	626,711
Net inventories	154,814	125,190
Deferred income tax asset	29,065	30,754
Other current assets	38,641	37,987
Total current assets	910,605	833,414
Net property, plant, and equipment	438,983	456,310
Goodwill	1,167,649	1,154,406
Prepaid and intangible pension assets	351,768	362,158
Deferred charges and other non-current assets	185,665	209,522
Total assets	$3,054,670	$3,015,810
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Cash overdrafts		$6,092
Current portion of long-term debt	$27,000	2,692
Accounts payable	105,099	147,286
Contract advances and allowances	38,926	31,717
Accrued compensation	95,549	107,509
Accrued income taxes	30,068
Other accrued liabilities	125,094	136,444
Total current liabilities	421,736	431,740
Long-term debt	1,091,679	1,131,353
Deferred income tax liability	10,749	8,279
Postretirement and postemployment benefits liability	198,081	209,893
Accrued pension liability	409,042	409,042
Other long-term liabilities	138,794	139,144
Total liabilities	2,270,081	2,329,451
Contingencies (Note 11)
Common stock - $.01 par value
Authorized – 90,000,000 shares
Issued and outstanding 36,640,315 shares at January 1, 2006 and 37,248,241 at March 31, 2005	366	372
Additional paid-in-capital	464,209	449,927
Retained earnings	899,110	774,639
Unearned compensation	(2,950)	(1,674)
Accumulated other comprehensive loss	(248,890)	(259,590)
Common stock in treasury, at cost, 4,916,783 shares held at January 1, 2006 and 4,308,857 shares held at March 31, 2005	(327,256)	(277,315)
Total stockholders’ equity	784,589	686,359
Total liabilities and stockholders’ equity	$3,054,670	$3,015,810

ALLIANT TECHSYSTEMS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	NINE MONTHS ENDED
(In thousands)	January 1, 2006	January 2, 2005
Operating activities
Net income	$124,471	$105,320
Adjustments to net income to arrive at cash provided by operating activities:
Depreciation	52,377	50,613
Amortization of intangible assets and unearned compensation	10,518	8,117
Deferred income tax	5,459
Loss on disposal of property	296	2,386
Minority interest, net of income taxes	335	248
Changes in assets and liabilities:
Net receivables	(23,730)	(28,853)
Net inventories	(32,397)	(4,745)
Accounts payable	(42,187)	(38,667)
Contract advances and allowances	7,209	(8,444)
Accrued compensation	11,220	(25,102)
Accrued income taxes	30,311	56,284
Accrued environmental	(768)	454
Pension and other postretirement benefits	(1,422)	(16,201)
Other assets and liabilities	3,105	4,552
Cash provided by operating activities	144,797	105,962
Investing activities
Capital expenditures	(36,694)	(36,533)
Acquisition of business		(164,198)
Proceeds from the disposition of property, plant, and equipment	1,623	305
Cash used for investing activities	(35,071)	(200,426)
Financing activities
Change in cash overdrafts	(6,092)
Payments made on bank debt	(286,803)	(92,774)
Proceeds from issuance of long-term debt	270,000	200,000
Payments made for debt issue costs	(728)	(6,144)
Net purchase of treasury shares	(78,498)	(26,085)
Proceeds from employee stock compensation plans	18,846	22,082
Cash (used for) provided by financing activities	(83,275)	97,079
Increase in cash and cash equivalents	26,451	2,615
Cash and cash equivalents - beginning of period	12,772	24,306
Cash and cash equivalents - end of period	$39,223	$26,921

Sales and Income Before Interest, Income Taxes, and Minority Interest by Segment

(Dollars in millions)

Sales:

	Quarters Ended				Nine Months Ended
	Jan 1, 2006	Jan 2, 2005	$ Change	% Change	Jan 1, 2006	Jan 2, 2005	$ Change	% Change

Ammunition	$265.6	$215.3	$50.3	23%	$764.7	$639.4	$125.3	20%
ATK Thiokol	229.1	204.6	24.5	12%	702.5	623.7	78.8	13%
Precision Systems	127.7	122.7	5.0	4%	379.0	353.3	25.7	7%
Advanced Propulsion and Space Systems	110.4	109.6	0.8	1%	337.1	273.1	64.0	23%
Other	37.2	32.3	4.9	15%	115.8	112.4	3.4	3%
Total sales	$770.0	$684.5	$85.5	12%	$2,299.1	$2,001.9	$297.2	15%

Income Before Interest, Income Taxes, and Minority Interest:

	Quarters Ended			Nine Months Ended
	Jan 1, 2006	Jan 2, 2005	Change	Jan 1, 2006	Jan 2, 2005	Change

Ammunition	$31.4	$23.9	$7.5	$75.8	$58.3	$17.5
ATK Thiokol	33.6	28.2	5.4	100.3	88.5	11.8
Precision Systems	13.2	16.3	(3.1)	32.7	38.7	(6.0)
Advanced Propulsion and Space Systems	14.0	14.0	0.0	39.0	23.6	15.4
Corporate and other	(4.0)	(0.5)	(3.5)	(11.2)	(7.4)	(3.8)
Total	$88.2	$81.9	$6.3	$236.6	$201.7	$34.9